CERTIFICATION

Re:           Morgan Stanley Capital I Trust 2018-H4, Commercial Mortgage Pass-Through Certificates, Series 2018-H4 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2018 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

                                                __________________________________________

                I, Jane Lam, certify that:

                1.             I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Capital I Trust 2018-H4 (the “Exchange Act periodic reports”);

                2.             Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

                3.             Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

                4.             Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

                5.             All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

                In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•         Wells Fargo Bank, National Association, as Trustee

•         Wells Fargo Bank, National Association, as Certificate Administrator

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator

•         Wells Fargo Bank, National Association, as Custodian

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer

•         Argentic Services Company LP, as Special Servicer

•         Park Bridge Lender Services LLC, as Operating Advisor

•         KeyBank National Association, as Primary Servicer

•         Berkeley Point Capital LLC, as Primary Servicer

•         Wells Fargo Bank, National Association, as Master Servicer under the AMT 2018-AVM securitization, pursuant to which the following mortgage loans were serviced by such party: Aventura Mall (from 1/1/22 to 12/31/22)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the AMT 2018-AVM securitization, pursuant to which the following mortgage loans were serviced by such party: Aventura Mall (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Master Servicer under the WFCM 2018-C48 securitization, pursuant to which the following mortgage loans were serviced by such party: Sheraton Grand Nashville Downtown (from 1/1/22 to 12/31/22) and Lakeside Pointe & Fox Club Apartments (from 1/1/22 to 12/31/22)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the WFCM 2018-C48 securitization, pursuant to which the following mortgage loans were serviced by such party: Sheraton Grand Nashville Downtown (from 1/1/22 to 12/31/22) and Lakeside Pointe & Fox Club Apartments (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Master Servicer under the BBCMS 2018-C2 securitization, pursuant to which the following mortgage loans were serviced by such party: Fidelis Portfolio (from 1/1/22 to 12/31/22)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the BBCMS 2018-C2 securitization, pursuant to which the following mortgage loans were serviced by such party: Fidelis Portfolio (from 1/1/22 to 12/31/22)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the MSC 2019-L2 securitization, pursuant to which the following mortgage loans were serviced by such party: 1001 Frontier Road (from 1/1/22 to 12/31/22)

•         CWCapital Asset Management LLC, as Special Servicer under the AMT 2018-AVM securitization, pursuant to which the following mortgage loans were serviced by such party: Aventura Mall (from 1/1/22 to 12/31/22)

•         Argentic Services Company LP, as Special Servicer under the WFCM 2018-C48 securitization, pursuant to which the following mortgage loans were serviced by such party: Sheraton Grand Nashville Downtown (from 1/1/22 to 12/31/22) and Lakeside Pointe & Fox Club Apartments (from 1/1/22 to 12/31/22)

•         LNR Partners, LLC, as Special Servicer under the BBCMS 2018-C2 securitization, pursuant to which the following mortgage loans were serviced by such party: Fidelis Portfolio (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Custodian under the AMT 2018-AVM securitization, pursuant to which the following mortgage loans were serviced by such party: Aventura Mall (from 1/1/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian under the AMT 2018-AVM securitization, pursuant to which the following mortgage loans were serviced by such party: Aventura Mall (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Custodian under the WFCM 2018-C48 securitization, pursuant to which the following mortgage loans were serviced by such party: Sheraton Grand Nashville Downtown (from 1/1/22 to 12/31/22) and Lakeside Pointe & Fox Club Apartments (from 1/1/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian under the WFCM 2018-C48 securitization, pursuant to which the following mortgage loans were serviced by such party: Sheraton Grand Nashville Downtown (from 1/1/22 to 12/31/22) and Lakeside Pointe & Fox Club Apartments (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Custodian under the BBCMS 2018-C2 securitization, pursuant to which the following mortgage loans were serviced by such party: Fidelis Portfolio (from 1/1/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian under the BBCMS 2018-C2 securitization, pursuant to which the following mortgage loans were serviced by such party: Fidelis Portfolio (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Custodian under the MSC 2019-L2 securitization, pursuant to which the following mortgage loans were serviced by such party: 1001 Frontier Road (from 1/1/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian under the MSC 2019-L2 securitization, pursuant to which the following mortgage loans were serviced by such party: 1001 Frontier Road (from 1/1/22 to 12/31/22)

Date:  March 28, 2023

By /s/ Jane Lam

      Name: Jane Lam

      Title: President